Exhibit 10.19

LETTER AGREEMENT

This Letter Agreement (the “Agreement”) is entered into by and between ITUS Corporation, a Delaware corporation (the “Company”), and Adaptive Capital LLC (“Adaptive”).

WHEREAS, Adaptive is the holder of 3,500 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) representing all of the issued and outstanding shares of preferred stock of the Company;

WHEREAS, the terms of the Preferred Stock provide that the holder has a one-time right to require the Company to redeem its shares of Preferred Stock, with such redemption to be paid by the Company only from the proceeds of the sale of the Company’s equity securities;

WHEREAS, in accordance with the terms of the Preferred Stock, Adaptive validly exercised its right of redemption (the “Redemption”); and

WHEREAS, Adaptive has agreed to accept in lieu of cash for the full Redemption amount a combination of a note, warrants and cash.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Adaptive agree as follows:

1.   Redemption of Preferred Stock. Adaptive hereby agrees, subject to the conditions set forth herein, to accept the following in lieu of receiving cash for the full Redemption of its 3,500 shares of Preferred Stock: (a) a 12% Secured Debenture in the principal amount of $3,000,000, in the form attached hereto as Exhibit A (the “Debenture”), (b) a warrant to purchase 500,000 shares of Common Stock, exercisable until November 30, 2021, with an exercise price equal to 10% below the thirty (30) day volume weighted average closing price of the Company’s Common Stock at Closing, in the form attached hereto as Exhibit B (the “Warrant” and together with the Debenture, sometimes referred to as the “Securities”) and (c) $500,000 in cash to be paid to Adaptive by the Company at Closing by wire transfer of immediately available funds.

2.   Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 12:00 p.m., New York time, on the date (the “Closing Date”) on which the last of the conditions set forth in Sections 3(a) and 3(b) below is fulfilled, at the offices of Ellenoff Grossman & Schole, LLP, 1345 Avenue of the Americas, New York, New York 10105, or at such other time, date or place as the parties may agree upon.

3.   Conditions to Closing.

a)         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

i.     The representations and warranties of Adaptive made in this Agreement shall be true and correct in all material respects as of the Closing Date as if such representations and warranties had been made on and as of such date;

ii.      Adaptive shall have delivered to the Company for cancellation the Preferred Stock certificate;

iii.     Adaptive shall have obtained any necessary approvals from its board of directors or other governing bodies; and

iv.     Adaptive shall have complied in all material respects with all of its obligations hereunder.

b)         The obligations of Adaptive to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

i.     The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the Closing Date as if such representations and warranties had been made on and as of such date;

ii.     The Company shall have complied in all material respects with all of its obligations hereunder; and

iii.    The Company shall have delivered to Adaptive a duly executed Debenture and a duly executed Warrant and shall have made the payment contemplated by Section 1(c).

4.   Representations and Warranties Incorporated by Reference. Each of the representations and warranties made by Adaptive in that certain Debt Conversion Agreement, dated September 9, 2014, between the parties (the “Debt Conversion Agreement”), to the extent applicable, are hereby incorporated herein by reference (as though fully restated herein) and are, as of the date of this Agreement, hereby made to, and in favor of, the Company, with such modifications as are necessary to make such representations and warranties relate to this Agreement and the transactions contemplated hereby, and it being understood and agreed by Adaptive that such representations and warranties that relate to securities other than the Securities shall be deemed modified so as to be made with respect to the Securities.

5.   Representations and Warranties of the Company.  Each of the representations and warranties made by the Company in the Debt Conversion Agreement, to the extent applicable, are hereby incorporated herein by reference (as though fully restated herein) and are, as of the date of this Agreement, hereby made to, and in favor of, Adaptive, with such modifications as are necessary to make such representations and warranties relate to this Agreement and the transactions contemplated hereby, and it being understood and agreed by the Company that such representations and warranties that relate to securities other than the Securities shall be deemed modified so as to be made with respect to the Securities.  In addition, the Company hereby represents and warrants to Adaptive as follows.

a)         100,800 shares of Common Stock held by Adaptive (the “Registered Shares”) are currently registered on an effective registration statement on Form S-3 (File No. 333-193869).

b)         There are no outstanding liens on any of the Company’s material tangible or intangible assets.

6.   Covenants of the Company. The Company covenants and agrees to take all reasonable steps necessary to assist Adaptive to perfect its security interest in the Company’s assets that has been granted in the Debenture.

7.   Lock-up of Adaptive Shares. Adaptive agrees that for the period beginning on the date hereof (A) through the later of (i) 90 days following the closing date of the Company’s next financing (the “Next Financing”), and (ii) the effectiveness of a registration statement registering for resale the Warrant

Shares, as it relates to the Warrant Shares, and (B) through 90 days following the closing date of the Next Financing, as it relates to the Registered Shares, Adaptive shall not directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, the Warrant Shares or the Registered Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Warrant Shares or Registered Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. The foregoing shall not apply to Common Stock to be transferred to an affiliate of Adaptive or as a gift or gifts (provided that any transferee or donee thereof agrees in writing to be bound by the terms hereof). If the Company does not complete its Next Financing prior to February 28, 2017, this Section 7 shall be deemed null and void.

8.   Payment of Expenses. Within thirty (30) days of the Company’s receipt of appropriate documentation evidencing such expenses, the Company shall reimburse Adaptive’s reasonable expenses in connection with (i) the transactions contemplated herein, including (x) this Agreement, (y) the Debenture and Warrant, and (z) the review of any other document or instrument prepared by the Company or its advisors relating to the actions to be taken hereunder, and (ii) the $16,589 of legal fees incurred by Adaptive in connection with the issuance of Preferred Stock.

9.   Survival of Representations, Warranties and Covenants. The respective agreements, representations, warranties and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party.

10.  Notices. Any notice, demand or request required or permitted to be given by the Company or Adaptive pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier of national reputation for next day priority delivery, or upon delivery (if prior to 5:00 p.m. recipient’s local time on a business day, otherwise on the next business day) by facsimile or electronic mail (with a hard copy to follow by delivery to a national reputation carrier for non-priority delivery), addressed to the parties at the addresses and/or facsimile telephone number/electronic mail address of the parties set forth at the end of this Agreement, or such other address as a party may request by notifying the other in writing.

11.  Miscellaneous.

a)         This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

b)         This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns, and no other person shall have any right or obligation hereunder. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

c)         This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements between the parties including, but not limited to, the Subscription Agreement dated November 11, 2013 and the Debt Conversion Agreement dated September 9, 2014, and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

d)         Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

e)         Except as described in Section 8 hereof, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

f)          Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g)         This Agreement shall be governed by the internal laws of the State of New York, without regard to conflicts of law.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of _______________, 2016.

ITUS CORPORATION

By:
Name: Robert A. Berman
Title: President and Chief Executive Officer

ADAPTIVE CAPITAL, LLC

By:
Name: James Brown
Title: Manager

Business Address:
500 Ygnacio Valley Road Suite 360 Walnut Creek, CA 94596

Exhibit A – 12% Secured Debenture

Exhibit B - Warrant